TEXAS ASSOCIATION OF REALTORS®

RELEASE OF EARNEST MONEY

RELEASE OF EARNEST MONEY BETWEEN THE UNDERSIGNED BUYER AND SELLER CONCERNING THE PROPERTY AT

Real property situated in Fort Bend County, Texas at Madden Road, Richmond, TX 77407

NOTICE: This form provides for the release of the parties, brokers, and title companies from all liability under the contract (not just for disbursement of earnest money). Do not sign this form if it is not your intention to release all the persons signing this form from all liability under the contract. READ THIS RELEASE CAREFULLY. If you do not understand the effect of this release, consult your attorney BEFORE signing.

A. The undersigned Buyer and Seller release each other, any broker, title company, and escrow agent from any and all liability under the aforementioned contract.

B. The undersigned direct **Post Oak Title, LLC** (escrow agent) to disburse the earnest money as follows:

$ **100** to **GUJARATI SAMAJ OF HOUSTON INC**

$ **9,900** to **SHANTINIKETAN INTERNATIONAL CORPORATION**

$ ________ to ________

$ ________ to ________

[signature] VP. May 24, 2018
Buyer Date

Seller Date

Buyer Date

Seller Date

Address: **2512 ShantiNiketan Blvd., Tavares, FL 32778**

Address: **PO Box 720733, Houston, TX 77272**

Other/Cooperating Broker

By ________ Date

Address: ________

Purple Cow Commercial
Listing/Principal Broker

By [signature] 5/24/18
Date

Address: **4315 S. Kirkwood Road, Houston, TX 77072**